EX. 99.77I      Terms of New or Amended Securities


        The Prospectuses and Statement of Additional Information relating to Goldman Sachs Trust's Goldman Sachs Global Consumer Growth Fund, Goldman Sachs Global Financial Services Fund, Goldman Sachs Global Health Sciences Fund, Goldman Sachs Global Infrastructure and Resources Fund and Goldman Sachs Global Technology Fund, as filed with the Securities and Exchange Commission on April 3, 2001 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000950109-01-500459), are incorporated herein by reference.

        The Prospectuses relating to Goldman Sachs Trust's Cash Portfolio, as filed with the Securities and Exchange Commission on May 8, 2001 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000950109-01-501133), are incorporated herein by reference.

        The SAI relating to Goldman Sachs Trust's Cash Portfolio, as filed with the Securities and Exchange Commission on May 8, 2001 pursuant to Rule 497 under the Securities Act of 1933 (Accession No. 0000950109-01-501140), is incorporated herein by reference.